                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                               GETTY IMAGES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

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     (4)  Date Filed:

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

                               GETTY IMAGES, INC.

                                                                   April 7, 2000

Dear Stockholder:

     You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Getty Images, Inc. ("Getty Images" or the "Company") which will be held at the headquarters of Getty Images, 701 North 34th Street, Suite 400, Seattle, Washington 98103, on May 9, 2000, at 2:30 p.m. We hope that you will be able to attend the Annual Meeting.

     Details of the business to be conducted at the Annual Meeting are presented in the attached Notice of Annual Meeting and Proxy Statement.

     At the Annual Meeting, you will be asked to (i) elect two (2) Class III Directors to serve three-year terms, (ii) ratify the appointment of PricewaterhouseCoopers as independent auditors for the 2000 fiscal year, and
(iii) amend the Company's 1998 Stock Incentive Plan such that the maximum number of shares of common stock that may be issued under the Plan is increased from 10,000,000 shares to 13,000,000 shares.

     Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. After reading the enclosed Proxy Statement, kindly complete, sign, date, and promptly return the enclosed proxy in the enclosed postage-paid envelope. Returning the Proxy will not preclude you from voting in person at the meeting should you later decide to attend.

     Your management and the Board of Directors unanimously recommend that you vote FOR all of the nominees for director and FOR the other proposals.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

                                          Sincerely,

                                          Mark H. Getty
                                          Executive Chairman of the Board of
                                          Directors

                               GETTY IMAGES, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 9, 2000

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Getty Images, Inc., a Delaware corporation (the "Company"), will be held at the headquarters of the Company, 701 North 34th Street, Suite 400, Seattle, Washington, on Tuesday, May 9, 2000 at 2:30 p.m., local time, for the following purposes:

     1. To elect two (2) Class III directors to serve until the 2003 Annual Meeting of Stockholders or until their respective successors are elected and qualified;

     2. To ratify the appointment of PricewaterhouseCoopers as independent auditors of the Company for the fiscal year ending December 31, 2000;

     3. To amend the Company's 1998 Stock Incentive Plan such that the maximum number of shares that may be issued under the Plan is increased from 10,000,000 shares to 13,000,000 shares; and

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on March 31, 2000 are entitled to notice of, to attend and to vote at the Annual Meeting and any adjournment or postponement thereof. Additional information regarding the matters to be acted on at the Annual Meeting can be found in the accompanying Proxy Statement.

                                          By Order of the Board of Directors

                                          Suzanne L. Page
                                          Senior Vice President, General Counsel
                                          and
                                          Assistant Secretary

Seattle, WA
April 7, 2000

                             YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, WE URGE YOU TO COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. AN ADDRESSED ENVELOPE FOR WHICH NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING YOUR STOCK AT THE ANNUAL MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION.

                               GETTY IMAGES, INC.
                         701 N. 34th Street, Suite 400
                               Seattle, WA 98103
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of Getty Images, Inc., a Delaware corporation ("Getty Images" or the "Company"), from the holders (the "Stockholders") of the issued and outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company, to be exercised at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 2:30 p.m. on Tuesday, May 9, 2000, at the headquarters of Getty Images, located at 701 North 34th Street, Suite 400, Seattle, Washington.

     The purpose of the Annual Meeting is to consider and act upon the following proposals:

     1. To elect two (2) Class III directors to serve until the 2003 Annual Meeting of Stockholders or until their respective successors are elected and qualified;

     2. To ratify the appointment of PricewaterhouseCoopers as independent auditors of the Company for the fiscal year ending December 31, 2000;

     3. To amend the Company's 1998 Stock Incentive Plan such that the maximum number of shares that may be issued under the Plan is increased from 10,000,000 shares to 13,000,000 shares; and

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     This Proxy Statement, the enclosed proxy card and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 are being mailed to the stockholders entitled to vote at the meeting on or about April 7, 2000.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

RECORD DATE; VOTING SECURITIES

     Stockholders of record as of the close of business on March 31, 2000 (the "Record Date") will be entitled to notice of, to attend and to vote at the Annual Meeting on the basis of one vote for each share held. At the close of business on the Record Date, the Company had 48,653,886 shares of Common Stock outstanding (the "Outstanding Common Stock") held of record by 256 stockholders.

VOTING AND SOLICITATION

     The presence at the Annual Meeting, in person or by proxy, of Stockholders entitled to cast a majority of the votes entitled to be cast by all the Stockholders shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (i.e., votes not cast by a broker or other record holder in "street" or nominee name solely because such record holder does not have discretionary authority to vote on the matter) will be counted toward the presence of a quorum, but will not be counted for purposes of determining the number of votes cast and therefore will not have any effect on the results of the votes on the proposals. The election of directors (Proposal No. 1) requires a plurality of the votes cast on the matter at the Annual Meeting. The ratification of the appointment of PricewaterhouseCoopers as independent auditors of the Company (Proposal No. 2) and the amendment of the Company's 1998 Stock Incentive Plan (Proposal

No. 3) requires the affirmative vote of Stockholders holding a majority of the shares of outstanding Common Stock present or represented by proxy at the Annual Meeting. Under the Delaware General Corporation Law ("DGCL"), holders of shares of Outstanding Common Stock will not be entitled to appraisal rights with respect to such shares with respect to any of the proposals.

     The expense of preparing, printing and mailing this Proxy Statement will be paid by the Company. In addition to solicitation by mail, directors, officers and employees of the Company, without receiving any additional compensation, may solicit proxies personally or by telephone or facsimile. To assist in the solicitation process, the Company has engaged Corporate Investor Communications, Inc. to request brokerage houses, banks and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares and will reimburse them for their expenses in doing so. The Company does not anticipate that the costs and expenses incurred in connection with this proxy solicitation will exceed those normally expended for a proxy solicitation for those matters to be voted on in the Annual Meeting.

     This Proxy Statement is accompanied by a proxy card for use by the Stockholders. The shares of Common Stock represented by a proxy card properly executed, duly returned and not subsequently revoked will be voted at the Annual Meeting as indicated or, if no instructions are given, in favor of all of the nominees for director, Proposal No. 2, Proposal No. 3, and otherwise in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the meeting. The Company does not presently know of any other business which may come before the Annual Meeting.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Company has a classified Board of Directors, consisting of Class I Directors, Class II Directors and Class III Directors, the members of which serve staggered three-year terms. Effective at the time of the Annual Meeting and until further action of the Board, the Board of Directors has set the number of members of the Board of Directors at six, two of which are designated as Class I directors, two as Class II directors and two as Class III directors. The Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that the term of the Class III directors terminates on the date of the Annual Meeting. Accordingly, the Stockholders, voting as a class, have the right to elect two directors to serve until the date of the annual meeting of Stockholders held in 2003 and until their respective successors are duly elected and qualified. The terms of the Class I and Class II directors will terminate on the date of the annual meeting of Stockholders in the years 2001 and 2002, respectively.

     The Board of Directors has nominated Jonathan D. Klein and Mark Torrance, the Class III director nominees named below, to serve as Class III directors to hold office until the annual meeting of Stockholders to be held in 2003 and until their respective successors are duly elected and qualified. Mr. Klein and Mr. Torrance are currently Class III directors of the Company. The remaining four directors named below will continue in office. The Board of Directors does not anticipate that either of these nominees will be unable or unwilling to serve, but if either nominee should be unable or unwilling to serve, the proxies will be voted for the election of such other person designated by the Board of Directors. Set forth below is a brief description of the background of each nominee for election as a director and each director continuing in office.

NOMINEES FOR CLASS III DIRECTORS

                                                                                          DIRECTOR
          NAME            AGE          BUSINESS EXPERIENCE DURING PAST FIVE YEARS          SINCE
          ----            ---          ------------------------------------------         --------
Jonathan D. Klein         39    Mr. Klein is a co-founder of Getty Images and has been      1998
  (Class III)                   our Chief Executive Officer and a director since
                                February 1998. Mr. Klein served as Chief Executive
                                Officer and a director of Getty Communications plc from
                                April 1996 to February 1998. From March 1995 to April
                                1996, Mr. Klein served as the Joint Chairman of Getty
                                Communications plc. In 1993, Mr. Klein co-founded Getty
                                Investment Holdings L.L.C. and from 1993 to 1995,
                                together with Mr. Mark Getty, formulated and implemented
                                its strategy. From 1983 to 1993, Mr. Klein held various
                                positions at Hambros Bank Limited. Mr. Klein serves on
                                the board of Getty Investments L.L.C. ("Getty
                                Investments") and The Conservation Corporation.

Mark Torrance             53    Mr. Torrance has been our non-executive Vice Chairman       1998
  (Class III)                   since September 1998 and a director since February 1998.
                                From February 1998 until September 1998, Mr. Torrance
                                served as our Co-Chairman. Mr. Torrance co-founded
                                PhotoDisc, Inc. in 1992 and served as its Chairman of
                                the Board and Chief Executive Officer from 1992 to
                                February 1998. Prior to founding PhotoDisc, Inc., Mr.
                                Torrance served as President of Muzak, Inc. from 1985 to
                                1987, and as President of Yesco from 1972 to 1985, both
                                of which are foreground music distribution companies.
                                Mr. Torrance also serves as a director of the Washington
                                Software Foundation, Atom Films Corporation and Vista
                                Corporation.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF ALL OF THE NOMINEES TO THE BOARD OF DIRECTORS LISTED ABOVE.

DIRECTORS CONTINUING IN OFFICE

                                                                                          DIRECTOR
          NAME            AGE          BUSINESS EXPERIENCE DURING PAST FIVE YEARS          SINCE
          ----            ---          ------------------------------------------         --------
James N. Bailey           53    Mr. Bailey has been a director since February 1998 and      1998
  (Class I)                     served as a director of Getty Communications plc from
                                September 1996 to February 1998. Mr. Bailey is a founder
                                of Cambridge Associates, Inc., an investment consulting
                                firm, and has served as its President since its
                                inception in May 1973. He also serves on the board of
                                The Plymouth Rock Company, SRB Corporation, Inc., Direct
                                Response Corporation, Coolidge Investment Company Inc.,
                                Homeowners Direct Company and a number of not-for-profit
                                organizations, including the New England Aquarium.

Andrew S. Garb            57    Mr. Garb has been a director since February 1998, and       1998
  (Class I)                     served as director of Getty Communications plc from May
                                1996 to February 1998. Mr. Garb also has served as a
                                director of Getty Investments and its predecessor, Getty
                                Investment Holdings L.L.C., since 1993. Mr. Garb is a
                                partner in Loeb & Loeb, L.L.P., a U.S. based law firm,
                                and was the firm's Managing Partner from 1986 to 1992.

                                                                                          DIRECTOR
          NAME            AGE          BUSINESS EXPERIENCE DURING PAST FIVE YEARS          SINCE
          ----            ---          ------------------------------------------         --------
Christopher H. Sporborg   60    Mr. Sporborg has been a director since February 1998 and    1998
  (Class II)                    served as a director of Getty Communications plc from
                                May 1996 to February 1998. From its inception in 1993
                                until April 1996, he served as a Chairman of Getty
                                Investment Holdings L.L.C. Mr. Sporborg held various
                                positions at Hambros Bank Limited from 1962 to 1998,
                                including deputy chairman of Hambros PLC and Chairman of
                                Hambros Insurance Services Group PLC. Among other
                                positions, Mr. Sporborg is founder and Chairman of
                                Hambros Countrywide Assured PLC. He is currently
                                chairman of Atlas Copco PLC and Racecourse Holdings
                                Trust Ltd. and is a director of Lindsey Morden Group
                                Inc.

Mark H. Getty             39    Mr. Getty is a co-founder of Getty Images and has been      1998
  (Class II)                    our Executive Chairman since September 1998 and a
                                director since February 1998. Mr. Getty served as
                                co-chairman and director from February 1998 until
                                September 1998. He served as Executive Chairman and a
                                director of Getty Communications plc, our predecessor,
                                from April 1996 to February 1998. From March 1995 to
                                April 1996, Mr. Getty served as the Joint Chairman of
                                Getty Communications plc. In 1993, Mr. Getty co-founded
                                Getty Investment Holdings L.L.C. and from 1993 to 1995,
                                together with Mr. Klein, formulated and implemented its
                                strategy. From 1990 to 1993, Mr. Getty worked at Hambros
                                Bank Limited. Mr. Getty serves on the board of directors
                                of The Conservation Corporation and is Chairman of Getty
                                Investments.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors held ten meetings during 1999. Each member of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of which he was a member during the last year, except for Mr. Sporborg. The Company has no nominating committee of the Board of Directors.

     The Company has an Audit Committee which consists of Messrs. Bailey, Garb and Sporborg. The Audit Committee reviews the internal controls of the Company and reviews the services performed and to be performed by the independent auditors of the Company during the year. The members of the Audit Committee also meet regularly with the independent auditors to review the scope and results of the annual audit. The Audit Committee held four meetings during 1999.

     The Company also has a Compensation Committee which consists of Messrs. Bailey, Garb and Sporborg. The Compensation Committee reviews the compensation of the senior officers of the Company, including executive bonus plan allocations, and is responsible for the administration of the Getty Images, Inc. 1998 Stock Incentive Plan. The Compensation Committee held five meetings during 1999.

DIRECTOR COMPENSATION

     Members of the Board of Directors did not receive any cash compensation in connection with their service on the Board of Directors or any committee thereof during fiscal 1999. Directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors or any committee thereof.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of Messrs. Bailey, Garb or Sporborg is an executive officer of an entity for which an executive officer of the Company during the last fiscal year served as a member of a compensation committee or director.

BUSINESS EXPERIENCE OF OTHER EXECUTIVE OFFICERS

     Set forth below is certain information with respect to other current executive officers of Getty Images:

         NAME           AGE            BUSINESS EXPERIENCE DURING PAST FIVE YEARS
         ----           ---            ------------------------------------------
A. D. "Bud" Albers      36    Mr. Albers has been our Chief Technology Officer since
                              October 1999. Prior to joining us, Mr. Albers was
                              responsible for global technology strategies and
                              architectures, as well as enterprise applications for
                              Monsanto Corporation from November 1997 to October 1999.
                              From April 1996 through November 1997, he was the subsidiary
                              Vice President responsible for the technology, product
                              management and professional services functions for
                              Ameritech's Electronic Commerce Products Group. Mr. Albers
                              held senior roles as Vice President of Advanced Research and
                              Development and Vice President of Operations for NxTrend
                              Technologies from May 1992 through April 1996.

Nicholas Evans-Lombe    33    Mr. Evans-Lombe has been Senior Vice President, Strategy and
                              Corporate Development since February 1998 and served as the
                              Director of Strategy and Corporate Development of Getty
                              Communications plc from 1996 to February 1998. Prior to
                              joining Getty Communications plc in 1996, Mr. Evans-Lombe
                              held various positions in the corporate finance division at
                              Hambros Bank Limited from 1989 to December 1995. At Getty
                              Communications plc and Getty Images, he has been involved
                              with strategy, business development and acquisitions.

John Gonzalez           39    Mr. Gonzalez has been our Vice President, Strategic
                              Relations since March 1999. Prior to joining us, he was
                              responsible for business development at Creativepro.com
                              (formerly Extensis Corporation) from October 1997 through
                              February 1999. From October 1995 to October 1997, Mr.
                              Gonzalez consulted at a senior management level for InFocus
                              Systems, Sonus Corporation and Extensis Corporation. Prior
                              to 1995, Mr. Gonzalez managed various strategic and business planning functions at InFocus Systems, Sequent Computer
                              Systems and Now Software.

John Hallberg           43    Mr. Hallberg has been Senior Vice President and General
                              Manager, gettyone, Americas since July 1999 and President of
                              Tony Stone Images North America since October 1998. From
                              September 1996 to October 1998, Mr. Hallberg served as
                              Senior Vice President of Worldwide Marketing for
                              Encyclopedia Britannica. From January 1995 until September
                              1996, he served as Senior Vice President of Client Services for Information Resources, Inc. Prior to that time, he held various executive positions at General Mills.

Suzanne L. Page         33    Ms. Page joined Getty Images in December 1998 and is Senior
                              Vice President, General Counsel and Assistant Secretary.
                              Prior to joining us, Ms. Page was associated with the law
                              firm of Seyfarth, Shaw, Fairweather & Geraldson from October
                              1995 through July 1998 and before that the law firm of
                              Hinshaw & Culbertson.

Stephen M. Powell       47    Mr. Powell is the President of our Press and Editorial
                              Division. Prior to that Mr. Powell served as the Chief
                              Executive Officer of Allsport Photographic plc. Mr. Powell
                              helped establish Allsport Photographic plc in 1971, which we acquired in February 1998.

Christopher J. Roling   39    Mr. Roling has been our Senior Vice President, Finance and
                              Chief Financial Officer since January 1999. Prior to joining us, Mr. Roling served as Chief Financial Officer of The
                              Kellogg Company for its Europe, Africa and Middle East
                              regions from August 1996 to January 1999. From May 1995 to
                              August 1996, Mr. Roling served as the Vice President of
                              International Business Development for R.J. Reynolds
                              International and from 1993 to May 1995 served as the Chief
                              Financial Officer for Northern Europe of Pepsico
                              International.

         NAME           AGE            BUSINESS EXPERIENCE DURING PAST FIVE YEARS
         ----           ---            ------------------------------------------
Sally von Bargen        51    Ms. von Bargen is the President of our Creative Professional
                              Division. Ms. von Bargen served as President of PhotoDisc,
                              Inc. since February 1998 and served as its Senior Vice
                              President of Sales and Service from March 1997 to February
                              1998. Ms. von Bargen served as a director of PhotoDisc, Inc.
                              from 1992 to August 1996, and as an advisor and consultant to the chief executive officer and president from September
                              1995 to March 1997. She was also a senior management
                              consultant with Satellite Market Resources from December
                              1993 to December 1995.

                                 PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     PricewaterhouseCoopers, chartered accountants, served as independent auditors of the Company for the fiscal year ended December 31, 1999. The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed PricewaterhouseCoopers as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2000 and to perform other appropriate accounting services. A proposal will be presented at the Annual Meeting to ratify the appointment of PricewaterhouseCoopers as the Company's independent auditors. A representative of PricewaterhouseCoopers will be present at the Annual Meeting and will have the opportunity to make a statement if the representative so desires and to respond to appropriate questions from the Stockholders. If the Stockholders do not ratify this appointment, the Board of Directors will reconsider its appointment.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS INDEPENDENT AUDITORS OF THE COMPANY.

                                 PROPOSAL NO. 3

  AMENDMENT OF THE COMPANY'S 1998 STOCK INCENTIVE PLAN TO INCREASE THE MAXIMUM
            NUMBER OF SHARES OF COMMON STOCK ISSUABLE UNDER THE PLAN

     Our current 1998 Stock Incentive Plan (the "Plan") provides that the number of shares of Common Stock that may be issued under the Plan pursuant to awards in the form of stock options, stock appreciation rights, stock awards, performance share awards, Section 162(m) awards or other awards determined by the Committee ("Awards") shall not exceed, in the aggregate, 10,000,000 shares. The Board of Directors has proposed an amendment of the Plan (the "Amendment"), to increase the number of shares of Common Stock issuable under the Plan. The Stockholders are being asked to approve the Amendment in accordance with Delaware law.

     The following is the text of the applicable portion of Section 5 of the Plan, as proposed to be amended by the Amendment:

          "Subject to adjustment as provided in Section 15(b) hereof, the number of shares of Common Stock that may be issued under the Plan pursuant to Awards shall not exceed, in the aggregate, 13,000,000 shares (the "Section 5 Limit"), of which the number of shares of Common Stock that may be issued under the Plan pursuant to Incentive Stock Options may not exceed, in the aggregate, 9,000,000 shares."

     The purpose of the Amendment is to allow us to have a sufficient number of issuable shares under the Plan which can be issued in connection with such corporate purposes as may, from time to time, be considered advisable by the Compensation Committee. Having such shares available for issuance under the Plan in the future will give us greater flexibility and will allow such shares to be issued as determined by the Compensation Committee without the expense and delay of a special stockholders' meeting to approve such additional shares to be issued.

     The increase in the maximum number of Common Stock issuable under Plan will not have any immediate effect on the rights of existing stockholders. However, to the extent that the additional authorized shares issuable under Plan are issued in the future, they will decrease the existing stockholders' percentage equity ownership and, depending upon the price at which they are issued as compared to the price paid by existing stockholders for their shares, could be dilutive to our existing stockholders. The holders of Common Stock have no preemptive rights.

REQUIRED VOTE

     APPROVAL OF PROPOSAL NO. 3 REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY ENTITLED TO VOTE AT THE ANNUAL MEETING.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT OF THE COMPANY'S 1998 STOCK INCENTIVE PLAN TO INCREASE THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK ISSUABLE UNDER THE PLAN.

                                 OTHER MATTERS

     The Company knows of no other matters to be presented at the Annual Meeting other than those described in this Proxy Statement. In the event that other business properly comes before the meeting, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

                 INFORMATION REGARDING BENEFICIAL OWNERSHIP OF
                PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT

     The following table sets forth certain information with respect to beneficial ownership of shares of the Company's Common Stock as of March 1, 2000 for (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company,
(iii) each of the executive officers of the Company named in the Summary Compensation Table of this Proxy Statement, and (iv) by all directors and executive officers of the Company as a group.

                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

                                                                                  PERCENT
                          NAMES                            NUMBER OF SHARES(1)    OF CLASS
                          -----                            -------------------    --------
Getty Investments........................................      10,755,247(2)       23.24
Pilgrim Baxter & Associates Ltd. ........................       3,941,200           8.52
Waddell & Reed Investment Management Company.............       2,932,800           6.34
Mark Torrance............................................       2,573,386(3)        5.56
Mark H. Getty............................................       1,870,088(4)        4.04
Jonathan D. Klein........................................       1,760,988(5)        3.80
Stephen M. Powell........................................         587,727(6)        1.27
Sally von Bargen.........................................         117,440(7)           *
Nick Evans-Lombe.........................................          64,450(8)           *
Christopher Roling.......................................          21,875(9)           *
John Gonzalez............................................          13,542(10)          *
Andrew S. Garb...........................................          10,000              *
John Hallberg............................................           7,500(11)          *
Christopher H. Sporborg..................................             800              *
A.D. "Bud" Albers........................................               0              *
James N. Bailey..........................................               0              *
Suzanne L. Page..........................................               0              *
All Executive Officers and Directors as a group (14
  persons)...............................................       7,026,896(12)      15.18

---------------
  *  Less than 1%

 (1) Beneficial ownership represents sole or shared voting and investment power and is defined by the Securities and Exchange Commission (the "Commission") to mean generally the power to vote or dispose of securities, regardless of economic interest. The numbers were calculated pursuant to Rule 13d-3(d) of the Securities and Exchange Act of 1934, as amended. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by any other person listed. Getty Images had 46,279,977 shares of Common Stock outstanding as of March 1, 2000. To the Company's knowledge, the only stockholders who beneficially owned more than 5% of the outstanding common shares as of March 1, 2000, were Getty Investments, Pilgrim Baxter & Associates Ltd., Waddell & Reed Investment Management Company and Mark Torrance.

 (2) Consists of shares beneficially owned or deemed to be owned beneficially by Getty Investments as follows: 622,602 shares held by the October 1993 Trust to which Getty Investments shares voting power with Mr. Getty pursuant to the Getty Parties Shareholders' Agreement and 512,602 shares held by Abacus Trust Company (Isle of Man) as Trustees of the J D Klein Family Settlement (the "Klein Family Trust") as to which Getty Investments shares voting power with Mr. Klein pursuant to the Getty Parties Shareholders' Agreement, and 9,620,043 shares held directly by Getty Investments. The address of Getty Investments is 1325 Airmotive Way, Suite 262, Reno, Nevada 89502.

 (3) Includes 430,000 shares of Common Stock issuable upon exercise of outstanding options. Consists of shares beneficially owned or deemed to be owned beneficially by Mr. Torrance as follows: 2,070,788 held by PDI, L.L.C., a Washington limited liability company, 40,000 held by The Mark Torrance Foundation, and 32,598 shares held directly by Mr. Torrance. Mr. Torrance's business address is 80 S. Washington Street, Suite 303, Seattle, WA 98104.

 (4) Includes 1,247,486 shares of Common Stock issuable upon exercise of outstanding options. Consists of shares beneficially owned or deemed to be owned beneficially by Mr. Getty as follows: 622,602 shares held by October 1993 Trust, as to which Mr. Getty shares voting power with Getty Investments pursuant to the Getty Parties Shareholders' Agreement. Mr. Getty is one of six directors of Getty Investments.

 (5) Includes 1,247,486 shares of Common Stock issuable upon exercise of outstanding options. Consists of shares beneficially owned or deemed to be owned beneficially by Mr. Klein as follows: 512,602 shares held by the Klein Family Trust as to which Mr. Klein shares voting power with Getty Investments pursuant to the Getty Parties Shareholders' Agreement, and 900 shares held directly by Mr. Klein. Mr. Klein disclaims beneficial ownership of 900 shares in favor of his children. Mr. Klein is one of six directors of Getty Investments.

 (6) Includes 12,500 shares of Common Stock issuable upon exercise of outstanding options. Consists of 575,227 shares held by the Stephen Michael Powell Family Trust.

 (7) Includes 60,875 shares of Common Stock issuable upon exercise of outstanding options.

 (8) Includes 59,240 shares of Common Stock issuable upon exercise of outstanding options.

 (9) Consists of 21,875 shares of Common Stock issuable upon exercise of outstanding options.

(10) Consists of 13,542 shares of Common Stock issuable upon exercise of outstanding options.

(11) Consists of 7,500 shares of Common Stock issuable upon exercise of outstanding options.

(12) Includes 3,100,504 shares of Common Stock issuable upon exercise of outstanding options.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation paid or earned for all services rendered to Getty Images, Inc. or Getty Communications plc in all capacities during the fiscal years ended December 31, 1999, 1998 and 1997, respectively, by our chief executive officer, our four other most highly compensated executive officers and additional officers for whom disclosures would have been provided but for the fact that the individuals were not serving as executive officers at the end of the last completed fiscal year, whose total annual salary and bonus exceeded $100,000, based on salary and bonuses earned during the fiscal years ended December 31, 1999, 1998 and 1997, respectively (collectively, the "Named Executive Officers"):

                         SUMMARY COMPENSATION TABLE(1)

                                                                         LONG TERM
                                                                        COMPENSATION
                                                                        ------------
                                                ANNUAL COMPENSATION      SECURITIES
                                              -----------------------    UNDERLYING        ALL OTHER
     NAME AND PRINCIPAL POSITION       YEAR   SALARY(6)   BONUS(6)(7)    OPTIONS(#)    COMPENSATION(6)(8)
     ---------------------------       ----   ---------   -----------   ------------   ------------------
Jonathan D. Klein....................  1999   $355,976     $224,250(9)   1,613,985          $194,356(10)
  Chief Executive Officer              1998    356,982      224,750        675,000            79,832
                                       1997    228,831      156,875             --            16,573
Mark H. Getty........................  1999    343,904      224,250(9)   1,613,985            97,375(11)
  Executive Chairman                   1998    303,129      245,000        675,000            79,832
                                       1997    228,831      155,018             --            13,965
Christopher J. Roling(2).............  1999    205,061      132,000        115,000            93,035(12)
Michel Bernard(3)....................  1999    250,000       50,000         30,997            90,494(13)
  Former CEO, Liaison Agency Inc.      1998    225,000       40,000         25,000            43,296
                                       1997     75,000           --         23,998            26,340
Stephen M. Powell(4).................  1999    239,080       78,625         90,000            29,464(14)
  CEO, Allsport Photographic Limited   1998    213,628       14,429             --            35,295
Sally von Bargen(5)..................  1999    235,365       75,000        183,167            11,692(15)
  President, PhotoDisc, Inc.           1998    187,789       57,000         65,000             7,331

---------------
 (1) The cash compensation paid to certain of the Named Executive Officers was paid in pounds sterling and has been converted into U.S. dollars on an annual average basis. The exchange rates in U.S. dollars per pound sterling based on the average of the noon buying rate in the City of New York for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York in effect on each day for the years ended December 31, 1999, 1998 and 1997 were $1.62, $1.66 and $1.64, respectively.

 (2) Mr. Roling became an executive officer in January 1999.

 (3) Mr. Bernard became an executive officer on March 14, 1997 in connection with our acquisition of Liaison Agency Inc. Mr. Bernard resigned from his position with the Company on August 31, 1999.

 (4) Mr. Powell became an executive officer on February 10, 1998 in connection with our acquisition of Allsport Photographic plc.

 (5) Ms. von Bargen became an executive officer on February 9, 1998 in connection with our acquisition of PhotoDisc, Inc.

 (6) The salary, bonus and other compensation information included herein for 1997 relates to salaries, bonuses and other compensation paid to Messrs. Klein, Getty and Bernard as employees of Getty Communications plc.

 (7) The amounts disclosed in the bonus column were awarded under the Getty Communications plc Executive Bonus Plan for the year ended December 31, 1997, and under our Executive Bonus Plan for the years ended December 31, 1998 and December 31, 1999.

 (8) The amounts disclosed in this column include contributions under our and our subsidiaries' 401(k) and other defined contribution pension plans and other miscellaneous benefits as described in the footnotes below.

 (9) The bonus amounts shown for 1999 in respect of Messrs. Klein and Getty were not approved by the Compensation Committee until January 25, 2000 and were not actually paid until February 2000. These executives were not entitled to any minimum bonus amounts in 1999 under the terms of their respective employment agreements.

(10) Represents $53,484 cash in lieu of monthly contributions to a pension plan scheme, $48,414 in respect of a foreign service allowance, $43,125 as a one-off relocation allowance, $21,412 for motor vehicle lease costs and related expenses, $22,739 for closing costs and related expenses in connection with the purchase of Mr. Klein's new home in Seattle (arising as a result of his relocation from London), and $5,182 for health, life and disability premiums.

(11) Represents $63,092 cash in lieu of monthly contributions to a pension plan scheme, and $34,283 for motor vehicle lease costs and related expenses.

(12) Represents $13,082 for defined contribution pension plan payments and 401(k) contributions, $39,815 in respect of a foreign service allowance, $25,390 as a one-off relocation allowance, $9,283 for motor vehicle lease costs and related expenses, and $5,465 for health, life and disability premiums.

(13) Represents $1,346 for 401(k) contributions, $46,154 in respect of accrued vacation, $11,913 for motor vehicle lease costs and related expenses, $25,615 for health, life and disability premiums, and $5,466 for mobile phone expenses.

(14) Represents $26,565 for defined contribution pension plan payments, $2,576 for health, life and disability insurance premiums and $323 for mobile phone expenses.

(15) Represents $3,483 for 401(k) payments, $7,429 for health, life and disability insurance premiums, $540 for a bus allowance and $240 in respect of a parking allowance.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning options granted during 1999 to the Named Executive Officers during fiscal 1999 to purchase shares of the Company's Common Stock. The Company has no outstanding stock appreciation rights. In accordance with the rules of the Commission, the table shows the hypothetical "gains" or "option spreads" that would exist for the respective options based on assumed rates of annual stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                                                                                           ANNUAL RATES OF STOCK
                                                                                           PRICE APPRECIATION FOR
                            NUMBER OF        PERCENT OF TOTAL                                  OPTION TERM(1)
                            SECURITIES           OPTIONS        EXERCISE                 --------------------------
                            UNDERLYING          GRANTED TO      PRICE PER   EXPIRATION   FIVE PERCENT   TEN PERCENT
         NAME           OPTIONS GRANTED(2)      EMPLOYEES         SHARE        DATE           5%            10%
         ----           ------------------   ----------------   ---------   ----------   ------------   -----------
Jonathan D. Klein.....        15,000               0.37%         $19.07      10/22/09     $  179,895    $  455,890
Mark H. Getty.........        15,000               0.37           19.07      10/22/09        179,895       455,890
Christopher J.
  Roling..............        75,000               1.83           20.38        2/1/09        961,265     2,436,035
                              10,000               0.24           26.82        5/4/09        168,670       427,442
                              15,000               0.37           18.33        8/3/09        172,915       438,199
                              15,000               0.37           19.07      10/22/09        179,895       455,890
Michel Bernard........            --                 --              --            --             --            --
Stephen M. Powell.....        50,000               1.22           23.32        4/9/09        733,291     1,858,304
                              25,000               0.61           18.32        7/6/09        288,034       729,934
                              15,000               0.37           19.07      10/22/09        179,895       455,890
Sally von Bargen......        75,000               1.71           23.32        4/9/09      1,026,608     2,601,625
                              40,000               0.98           19.07      10/22/09        479,721     1,215,707

---------------
(1) The value is based on the assumption that the price of the Company's Common Stock appreciates at the rate shown (compounded annually) from the date of grant to the expiration date. These numbers are presented in accordance with the requirements of the Commission and do not reflect the Company's estimate of future stock price performance.

(2) These options granted under the Getty Images, Inc. 1998 Stock Incentive Plan are scheduled to vest over a four-year period, 25% on the first anniversary from the date of grant and monthly on a pro rata basis thereafter, and were granted with an exercise price equal to the average of the high and low prices of the Common Stock of the Company on the date of grant.

AGGREGATE OPTION EXERCISES IN 1999 AND VALUES AT YEAR-END 1999

     The following table sets forth information regarding the number of shares acquired and value realized for options exercised by the Named Executive Officers during the year ended December 31, 1999, and the number and aggregate dollar value of unexercised options held at the end of 1999:

                                                           NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                OPTIONS AT              IN-THE-MONEY OPTIONS AT
                              SHARES                         DECEMBER 31, 1999           DECEMBER 31, 1999(1)
                            ACQUIRED ON      VALUE      ---------------------------   ---------------------------
                             EXERCISE     REALIZED(2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                            -----------   -----------   -----------   -------------   -----------   -------------
Jonathan D. Klein.........      --            $--        1,120,487       493,498      $38,545,773    $15,577,825
Mark H. Getty.............      --            --         1,120,487       493,498       38,545,773     15,577,825
Christopher J. Roling.....      --            --                --       115,000               --      3,262,925
Michel Bernard............      --            --            29,123            --          879,443             --
Stephen M. Powell.........      --            --                --        90,000               --      2,488,700
Sally von Bargen..........      --            --            37,959       145,208        1,230,825      3,965,642

---------------
(1) Values are calculated for options that are "in-the-money" by subtracting the exercise price per share of the option from the per share closing price of Getty Images on December 31, 1999, which was $48.875.

(2) Value realized is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate market value of the shares of Common Stock acquired on the date of exercise.

                   ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

     The Company has from time to time entered into employment and separation agreements with certain of its executive officers. The Named Executive Officers with whom the Company has such agreements, the date of the agreements and a summary of such agreements are set forth in the following paragraphs.

     Employment Agreement with Jonathan D. Klein. On February 9, 1998, the Company entered into employment agreements with Jonathan D. Klein, pursuant to which Mr. Klein has agreed to serve as the Chief Executive Officer of Getty Images. One of Mr. Klein's agreements related to his services to be performed for Getty Images outside of the United Kingdom and the other related to his services to be performed for Getty Images in the United Kingdom. Upon Mr. Klein's permanent relocation from the United Kingdom to Seattle, Washington on June 1, 1999, the Company entered into a new employment agreement with Mr. Klein which supersedes the prior employment agreements between the parties. The new employment agreement with Mr. Klein is for a term commencing on June 1, 1999 and continues until June 1, 2001. Thereafter, the term continues until either party provides the other with at least twelve months' notice of its intent not to renew the agreement.

     During the term of the agreement, Mr. Klein will receive an annual base salary of $373,750 (as may be increased from time to time) and will participate in the Company's bonus plan pursuant to which he will have the opportunity to earn up to 60% of his base salary as a bonus in each calendar year during the term. On January 25, 2000, the Compensation Committee of Getty Images approved a bonus for Mr. Klein for 1999 in the amount of $224,250. Mr. Klein's employment agreement also provides him with certain other benefits, such as reimbursement of relocation expenses, a supplemental pension program, and other welfare and fringe benefits.

     In the event that Mr. Klein is terminated without "cause" or for "disability" or resigns for "good reason" (as each such term is defined in his employment agreement), he will receive (in addition to amounts accrued and unpaid) a lump sum payment in an amount equal to his base salary, maximum bonus and supplemental pension contributions for the remainder of the term of the agreement. In the event of a change in control of Getty Images (as defined in the Plan), Mr. Klein will have the right to resign his employment and receive a lump sum payment in an amount equal to his base salary, maximum bonus and supplemental pension contributions for the remainder of the term of the agreement. In either of these circumstances, Mr. Klein and his eligible dependents will continue to participate in the Company's medical benefit plans for the longer of two years following the termination or resignation, as the case may be, and the remainder of the term. In the event that any of the payments to be made to Mr. Klein would constitute "excess parachute payments" within the meaning of Section 280G of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), the aggregate amount of his parachute payments will be reduced to $1.00 less than three times Mr. Klein's "base amount" (as defined under Section 280G of the Code).

     Employment Agreement with Mark H. Getty. Effective February 9, 1998, the Company entered into an employment agreement with Mark H. Getty, pursuant to which Mr. Getty has agreed to serve as the Co-Chairman (now serving as Chairman) of the Board of Directors of Getty Images for a term commencing on February 9, 1998 and continuing until either party provides the other with at least twelve months' notice of its intent not to renew the agreement, provided that neither party may provide the other with a notice of termination prior to February 9, 2001.

     During the term of the agreement, Mr. Getty will receive an annual base salary of $275,000 (as may be increased from time to time) and will participate in the Company's bonus plan pursuant to which he will have the opportunity to earn up to 50% of his base salary as a bonus in each calendar year during the term. Mr. Getty's employment agreement also provides him with certain other benefits and perquisites, such as a supplemental pension program, a company car and reimbursement of expenses associated therewith, and certain other welfare and fringe benefits.

     On February 8, 1999, the Compensation Committee approved an amendment to Mr. Getty's employment agreement approving an increase in salary to $325,000 per year and an increase in his bonus eligibility to 60% of annual salary, beginning in fiscal year 1999. Further, the Compensation Committee approved a bonus for Mr. Getty for 1998 in the amount of $245,000. At a Compensation Committee meeting held on April 9, 1999, the Board of Directors approved an increase in Mr. Getty's annual salary to $373,750. On January 25, 2000, the Compensation Committee approved a bonus for Mr. Getty for 1999 in the amount of $224,250.

     In the event that Mr. Getty is terminated without "cause" or for "disability" or resigns for "good reason" (as each such term is defined in his employment agreement), he will receive (in addition to amounts accrued and unpaid) a lump sum payment in an amount equal to his base salary, maximum bonus and supplemental pension contributions for the remainder of the term of the agreement. In the event of a change in control of Getty Images (as defined in the Stock Incentive Plan), Mr. Getty will have the right to resign his employment and receive a lump sum payment in an amount equal to his base salary, maximum bonus and supplemental pension contributions for the remainder of the term of the agreement. In either of these circumstances, Mr. Getty and his eligible dependents will continue to participate in the Company's medical benefit plans for the longer of two years following the termination or resignation, as the case may be, and the remainder of the term. In the event that any of the payments to be made to Mr. Getty would constitute "excess parachute payments" within the meaning of Section 280G of the Code, the aggregate amount of his parachute payments will be reduced to $1.00 less than three times Mr. Getty's "base amount" (as defined under Section 280G of the Code).

     Employment Agreement with Christopher Roling. Effective July 1, 1999, the Company entered into an employment agreement with Christopher Roling, pursuant to which Mr. Roling has agreed to serve as the Chief Financial Officer of Getty Images for a term commencing on July 1, 1999 and continuing until it is terminated by either party giving the other with at least six months' notice, provided that neither party may provide the other with a notice of termination prior to July 1, 2000.

     During the term of the agreement, Mr. Roling will receive a base salary of $220,050 (as may be increased from time to time) and will participate in the Company's bonus plan pursuant to which he will have the opportunity to earn between 20% and 50% of his base salary as a bonus in each calendar year during the term. On February 1, 2000, Mr. Roling's employment agreement was amended to reflect an increase in Mr. Roling's annual salary to $275,000. Mr. Roling's employment agreement also provides him with reimbursement of relocation expenses, and certain other welfare and fringe benefits.

     In the event that Mr. Roling is terminated without "cause" or for "disability" or resigns for "good reason" (as each such term is defined in his employment agreement) prior to July 1, 2000, he will continue to receive (in addition to amounts accrued and unpaid) his base salary through July 1, 2000.

     In the event that any of the payments to be made to Mr. Roling would constitute "excess parachute payments" within the meaning of Section 280G of the Code, the aggregate amount of his parachute payments will be reduced to $1.00 less than three times Mr. Roling's "base amount" (as defined under Section 280G of the Code).

     Employment Agreement with Stephen Powell. Effective February 9, 1998, Allsport Photographic plc entered into an employment agreement with Stephen Powell, pursuant to which Mr. Powell has agreed to serve as Chief Executive Officer of the Allsport Group for a term commencing on the February 9, 1998 and continuing for an initial period of 24 months and terminable thereafter by either party by giving to the other at least twelve month's written notice of its intent not to renew the agreement.

     During the term of the agreement, Mr. Powell will receive a base salary of L120,750 ($195,615 using an assumed exchange rate of $1.62) (as may be increased from time to time by the Company) and will be entitled to participate in the Company's bonus plan on such terms as the Company may in its absolute discretion decide. At a Board Meeting held on April 9, 1999, the Board of Directors approved an increase in Mr. Powell's annual salary to $227,330. Mr. Powell's employment agreement also provides him with certain other benefits and perquisites, such as a supplemental pension program, a company car and reimbursement of expenses associated therewith, and certain other welfare and fringe benefits.

     Employment Agreement with Sally von Bargen. Effective February 9, 1998, PhotoDisc, Inc. ("PhotoDisc") entered into an employment agreement with Sally von Bargen, pursuant to which Ms. von Bargen agreed to serve as the Co-President (presently serving as President) of PhotoDisc for a term commencing on February 9, 1998 and continuing until either party provides the other with at least six months' written notice of its intent not to renew the agreement.

     During the term of the agreement, Ms. von Bargen will receive a base salary of $190,000 (as may be increased from time to time) and will participate in the Company's bonus plan pursuant to which she will have the opportunity to earn up to 30% of her base salary as a bonus in each calendar year during the term. At a Board Meeting held on April 9, 1999, the Board of Directors approved an increase in Ms. von Bargen's annual salary to $235,000. Ms. von Bargen's employment agreement also provides her with certain other benefits and perquisites.

     In the event that Ms. von Bargen is terminated without "cause" or resigns for "good reason" (as each such term is defined in her employment agreement), she will receive (in addition to amounts accrued and unpaid) a lump sum payment in an amount equal to her base salary and accrued bonus up to and including the date of termination, as well as any unreimbursed expenses. Ms. von Bargen and her eligible dependents will also continue to participate in the Company's health and medical benefit plans for the longer of one year following the involuntary termination or the remainder of the term. In the event of termination for disability, the Company must provide Ms. von Bargen with six months' prior written notice, at which time Ms. von Bargen will be entitled to receive, for the remainder of the term, her salary at the rate in effect prior to such disability, plus her maximum bonus, less any amounts paid to her under any disability plan of the Company. Ms. von Bargen and her eligible dependents will continue to participate in the Company's medical benefit plans for the remainder of the term. In the event that any of the payments to be made to Ms. von Bargen would constitute "excess parachute payments" within the meaning of
Section 280G of the Code, the aggregate
amount of her parachute payments will be reduced to $1.00 less than three times Ms. von Bargen's "base amount" (as defined under Section 280G of the Code).

     Separation Agreement with Michel Bernard. As of August 31, 1999, the Company entered into a separation agreement with Michel Bernard, at which time Mr. Bernard resigned from his position as Chief Executive Officer of Liaison Agency, Inc. Pursuant to the separation agreement, Mr. Bernard received his base salary through December 31, 1999 and his pro-rated bonus for 1999 in the amount of $50,000. Mr. Bernard's then outstanding stock options continued to vest through December 31, 1999. In addition, the vesting of select grants were accelerated on December 31, 1999.

     Until June 30, 2001, Mr. Bernard is eligible to continue to participate, at the Company's expense, in the health and medical plans of the Company. In addition, the Company is obligated to continue to pay for life insurance coverage, the monthly costs for the lease of Mr. Bernard's car, monthly parking and two mobile phones until June 30, 2001.

     Mr. Bernard agreed to be available for consulting from January 1, 2000 through June 30, 2001. During the consulting period, Mr. Bernard will be paid a reasonable consulting fee based on services performed.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Stockholders' Agreement. The Company and (i) the Getty Group (as defined below) and (ii) the Torrance Group (as defined below) have entered into a Stockholders' Agreement dated as of February 9, 1998 (the "Stockholders' Agreement"), which, among other things, provides for representation on the Company's Board of Directors and limits the rights of the parties thereto to transfer their respective shares of Common Stock. Certain provisions of the Stockholders' Agreement are described below. The "Getty Group" refers collectively to Getty Investments, Mr. Mark H. Getty, Mr. Jonathan D. Klein, Abacus Trust Company (Isle of Man) as Trustee of the J D Klein Family Settlement, as successor by assignment from Crediton Limited (a trust established by Mr. Klein) and the October 1993 Trust (a trust established by Mr. Getty). The "Torrance Group" refers collectively to PDI, L.L.C., Mr. Mark Torrance, Ms. Wade Ballinger (Torrance) and certain of their family members. The Getty Group together with the Torrance Group are collectively the "Significant Stockholders".

     Pursuant to the Stockholders' Agreement, no Significant Stockholder may sell, encumber or otherwise transfer such Significant Stockholder's shares of Common Stock except (i) to a Permitted Transferee (as defined below); (ii) pursuant to the terms of the Stockholders' Agreements; (iii) subject to the arrangements within their respective "Group", pursuant to a registered public offering of shares of Common Stock in which to the knowledge of such significant stockholder no person or "Group" will purchase more than 5% of the then outstanding shares of Common Stock; or (iv) subject to any arrangements within their respective "Group", sales within the Rule 144 volume limitation, or in a cashless exercise of options. A "Permitted Transferee" is defined generally as
(i) Getty Images or its subsidiaries; (ii) in the case of any Significant Stockholder who is a natural person, a person to whom shares of Common Stock are transferred from such Significant Stockholder by gift, will or the laws of descent and distribution; (iii) any other member of the Getty Group or the Torrance Group, as the case may be; (iv) any affiliate of any Significant Stockholder; or (v) with respect to the taking of an encumbrance, any commercial bank or other financial institution that lends funds to a Significant Stockholder on condition of taking such encumbrance.

     If any Significant Stockholder (a "Prospective Seller") receives from or negotiates with a person, other than a Permitted Transferee or another Significant Stockholder (a "Stockholders' Agreement Third Party"), a bona fide offer to purchase any or all of such Prospective Seller's shares of Common Stock (the "Offered Stock") and such Prospective Seller intends to sell the Offered Stock to such Stockholder's Agreement Third Party, the Prospective Seller must provide written notice (the "Offer Notice") of such offer to Getty Images and the other Significant Stockholders constituting the Significant Stockholders' "Group" in which the Prospective Seller does not belong. The Offer Notice will constitute an offer by such Prospective Seller to sell to the recipients of such Offer Notice all (but not less than all) of the Offered Stock at the price per share of Common Stock at which the sale to the Stockholders' Agreement Third Party is proposed to be made in cash and will be irrevocable for ten days after receipt of such Offer Notice. The Prospective Seller has the right to reject any or all of the acceptances of the offer to sell the Offered Stock and sell all, but not less than all, the Offered Stock to the Stockholders' Agreement Third Party if (i) the Prospective Seller has not received acceptances as to all the Offered Stock prior to the expiration of the ten-day period following receipt of the Offer Notice or (ii) an accepting party fails to consummate the purchase of the Offered Stock and neither Getty Images nor the other Significant Stockholders who received the Offer Notice are prepared to purchase such Offered Stock within five business days of receiving notice of such failed purchase.

     Each of the Torrance Group and Getty Group will have the right, subject to termination conditions, to nominate one director. For so long as the Getty Group has the right to nominate one director of Getty Images, it shall also have the right to appoint the Chairman from among the directors of Getty Images, provided however, that for so long as either Mark Torrance or Mark Getty is the Chairman or Co-Chairman of the Board, such rights shall not be in effect.

     The obligations and rights of the Significant Stockholders relating to the rights of first refusal and right to nominate one director will terminate when the Getty Group or the Torrance Group, as the case may be, and any of such Group's Permitted Transferees, collectively beneficially own fewer than the greater of (x) 3,000,000 shares of Common Stock and (y) such number of shares of Common Stock as is equal to two percent or less of the then outstanding shares of Common Stock.

     The Registration Rights Agreements. In connection with the consummation of the merger of the businesses of Getty Communications and PhotoDisc (the "Transactions"), Getty Images entered into Registration Rights Agreements, one with PDI, L.L.C. and Mr. Mark Torrance (the "PDI Shareholders") and a second with Getty Investments. Pursuant to the terms of the Registration Rights Agreement between Getty Images and the PDI Shareholders (the "PDI Registration Rights Agreement"), the PDI Shareholders, subject to the terms and conditions set forth in the PDI Registration Rights Agreement, may require Getty Images to file a registration statement with respect to all or a portion of the PDI Shareholders' shares of Common Stock (a "PDI Demand Right"), subject to certain limitations that may be imposed by the managing underwriter. The PDI Shareholders have a total of five Demand Rights, provided that the PDI Shareholders may not require the Company to file a registration statement on a "long form" on more than three occasions. In addition to their PDI Demand Rights, the PDI Shareholders have the right to have any or all of their shares of Common Stock included in any registration by Getty Images with respect to an offering of Common Stock (a "PDI Piggy-Back Right"), subject to certain limitations that may be imposed by the managing underwriter. Both the PDI Demand Rights and PDI Piggy-Back Rights will terminate on the earlier of (i) the date that all of the PDI Shareholders' shares of the Common Stock can be sold within a three-month period under the volume limitation of Rule 144(e) of the Securities Act or (ii) the 15th anniversary of the date of the PDI Registration Rights Agreement.

     Pursuant to the terms of the Registration Rights Agreement between Getty Images and Getty Investments (the "Getty Investments Registration Rights Agreement"), Getty Investments, subject to the terms and conditions set forth in the Getty Investments Registration Rights Agreement, may require Getty Images to file a registration statement with respect to all or a portion of Getty Investments' shares of Common Stock (a "Getty Demand Right"), subject to certain limitations that may be imposed by the managing underwriter. Getty Investments has five Getty Demand Rights. In addition to their Getty Demand Rights, Getty Investments has the right to have any or all of their shares of Common Stockholder included in any registration by Getty Images with respect to an offering of Common Stock (a "Getty Piggy-Back Right"), subject to certain limitations that may be imposed by the managing underwriter. Both the Getty Demand Rights and the Getty Piggy-Back Rights will terminate on the earlier of
(i) the date that all of the shares of Common Stock held by Getty investments can be sold within a three-month period under the volume limitation of Rule 144(e) of the Securities Act or (ii) the 15th anniversary of the date of the Getty Investments Registration Rights Agreement.

     The Getty Investments Registration Rights Agreement was amended on November 22, 1999 to include the right to register an additional 1,579,353 shares of Common Stock that were acquired by Getty Investments on November 22, 1999.

     In addition to the registration rights described above, upon the consummation of the Transactions, Getty Images assumed the obligations of Getty Communications and PhotoDisc with respect to certain demand and piggy-back registration rights granted by the companies to certain of their respective shareholders, including, in the case of PhotoDisc, certain registration rights granted to holders of its Series A Preferred Stock, and, in the case of Getty Communications, certain registration rights granted to the October 1993 Trust and the Klein Family Trust, Messrs. Getty and Klein, RIT Capital Partners, Mr. Stone, Mr. Lawrence Gould and The Schwartzberg Family L.P.

     Getty Parties Shareholders' Agreement. Getty Images, Getty Investments, Mark Getty, Jonathan Klein, the October 1993 Trust and the Klein Family Trust (as assigned from Crediton Limited) have entered into a Shareholders' Agreement with respect to their ownership of shares of Common Stock (the "Getty Parties Shareholders' Agreement"). Certain provisions of the Getty Parties Shareholders' Agreement are described below.

     The Getty Parties Shareholders' Agreement provides that all the Common Stock held by the parties thereto (other than the Company, Mark Getty and Jonathan Klein) will be voted as directed by the board of directors of Getty Investments. Before transferring shares (other than certain permitted transfers to affiliates or family members who, as a condition of such permitted transfer, must agree to be bound by the terms of the Getty Parties Shareholders' Agreement), the parties other than the Company must first offer such shares to the other parties. The price at which such shares must be offered is either the price that another purchaser is willing to pay for such shares or, in the event of a transfer pursuant to an exercise of registration rights, the average closing market price of the shares of Common Stock over the preceding ten business days. In the event that these rights of first refusal are not exercised with respect to all shares of Common Stock offered for sale, then the rights of first refusal in the Getty Parties Stockholders' Agreement will apply.

     In the Getty Parties Shareholders' Agreement, the October 1993 Trust and the Klein Family Trust have each agreed to retain at least 311,301 shares of Common Stock until July 8, 2001 and thereafter to retain at least 155,651 for an additional two years, provided, however, that the October 1993 Trust and the Klein Family Trust may sell shares in the event that (i) Mr. Mark Getty (in the case of the October 1993 Trust) or Mr. Jonathan Klein (in the case of the Klein Family Trust) ceases to be employed by the Company or any of its subsidiaries, or (ii) Getty Investments and its members cease at any time to hold at least 7% of the then outstanding shares of Common Stock. In addition, if Getty Investments or any of its members sells any shares of Common Stock, the October 1993 Trust and the Klein Family Trust will be permitted to sell the same proportion of their shares of Common Stock that are subject to this sale restriction as the number of shares of Common Stock sold by Getty Investments bears to its total number of shares of Common Stock. The Getty Parties Shareholders' Agreement provides that each of the October 1993 Trust and The Klein Family Trust will, in consideration of its participation under such agreement, receive an annual fee from Getty Investments in 1999 of L29,537 and L102,324 ($47,850 and $165,765, respectively, using an assumed exchange rate of $1.62), subject to certain inflation adjustments in the years subsequent to 1999.

     The Getty Parties Shareholders' Agreement also provides that each of the October 1993 Trust and the Klein Family Trust have the right to nominate a director to the board of directors of Getty Investments (the "Getty Investments Board"). Such parties have nominated Mr. Getty and Mr. Klein to the Getty Investments Board. The October 1993 Trust also has the right to nominate the chairman of the Getty Investments Board. The October 1993 Trust has appointed Mr. Getty as Chairman of Getty Investments.

     Getty Investments has agreed in the Getty Parties Shareholders' Agreement that, subject to certain exceptions, it will not operate or own or control any other business in the visual content industry.

     The Getty Parties Shareholders' Agreement expires on July 7, 2003, but may be terminated early with respect to a party (or its permitted transferees) who ceases to be a stockholder of Getty Images. The Getty Parties Shareholders' Agreement terminates for all parties if the parties to the agreement cease to own beneficially fewer than the greater of (x) 3,000,000 shares of Common Stock and (y) such number of shares as is equal to two percent or less of the then outstanding shares of Common Stock.

     Getty Investments Company Agreement. Getty Investments is a limited liability company organized in the State of Delaware and is governed by a limited liability company agreement among four various Getty family trusts (the "Getty Trusts") and Transon Limited (as assignee of 525 Investments Limited) (the "Getty Investments Company Agreement"). As of March 1, 2000, the membership interests of the Getty Trusts in Getty Investments were held as to 42.36% by The Cheyne Walk Trust, as to 18.75% by the Ronald Family Trust A, as to 15.68% by the Ronald Family Trust B and as to 12.5% by the Gordon P. Getty Family Trust. The remaining 10.71% interest was held by Transon Limited. The four Getty Trusts result from a partition in 1988 of the Sarah C. Getty Trust in accordance with a 1985 court order. Two of the four trustees of The Cheyne Walk Trust are also two of the four trustees of the Ronald Family Trust B, two of the three trustees of the Ronald Family Trust A are also two of the four trustees of the Ronald Family Trust B. The life income beneficiaries of the four Getty Trusts referred to above are children of J.P. Getty, and the remainder beneficiaries are his grandchildren (including Mr. Mark Getty) and other descendants. Transon Limited is a company owned by Sir Paul Getty, one of the children of J.P. Getty. Mr. Mark Getty is the son of Sir Paul Getty.

     The Getty Investments Company Agreement provides that the Getty Investments Board consists of six directors. One director is appointed by each of the four Getty Trusts. In addition, the members of Getty Investments have agreed to appoint one person nominated by each of the October 1993 Trust and the Klein Family Trust. The members also agree to appoint the director nominated by the October 1993 Trust as the Chairman of the Board of Getty Investments. Mr. Getty has been appointed a director and chairman by the October 1993 Trust and Mr. Klein has been appointed a director by the Klein Family Trust. Decisions at meetings of the Getty Investments Board require the approval (at a meeting or in writing) of a majority of directors. Of the six members of the Getty Investments Board, three (Mr. Getty, Mr. Klein and Mr. Garb) are also directors of Getty Images. There are currently no voting arrangements whereby one member of Getty Investments can control a majority of the members of the Getty Investments Board.

     Getty Trademarks. Getty Images, directly or through its subsidiaries, has trademark registrations and applications for the trademarks and trademark applications in respect of the names Getty Communications and Hulton Getty, and derivatives thereof (including the name "Getty Images") and the related logos (together, the "Getty Trademarks"). Getty Images and Getty Investments have agreed that in the event that Getty Images becomes controlled by a third party or parties not affiliated with the Getty family, Getty Investments will have the right to call for an assignment to it, for a nominal sum, of all rights to the Getty Trademarks. Upon such assignment, Getty Images will have 12 months in which it will be permitted to continue to use the Getty Trademarks and thereafter will have to cease such use.

     1999 Private Placement. On October 26, 1999, Getty Images entered into an agreement with Getty Investments providing for the purchase by Getty Investments of 1,579,353 shares of Common Stock for $32.0 million in cash, or approximately $20.261 per share. The purchase price was established by using the average of the bid and ask price of the Common Stock on The Nasdaq National Market for the ten trading day period ending on October 25, 1999. The purchase date occurred on November 22, 1999.

     Indemnification. Getty Images has agreed to indemnify Getty Investments and its members for liabilities arising in connection with the merger of the business of Getty Communications and PhotoDisc as well as various securities offerings by the Company. In addition, Getty Images has entered into agreements to indemnify its directors and certain executive officers, in addition to indemnification provided for in the Company's Bylaws and Amended and Restated Certificate of Incorporation. These agreements, among other things, indemnify the Company's directors and certain executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or executive officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

     Bridge Loan to Roling. In connection with Christopher Roling's relocation from London to Seattle, Getty Images agreed to provide a bridge loan to Christopher Roling and Julie Roling (as husband and wife) to enable them to purchase a home in Seattle while awaiting the sale of their home in London. The loan was in the amount of $250,000, with an interest rate of eight percent (8%) per annum. On May 19, 1999, the parties executed a promissory note which required the principal amount and accrued interest to be payable on July 15, 1999. On July 1, 1999, Christopher Roling and Julie Roling repaid the entire principal amount of the loan as well as accrued interest totaling $2,425.

     Torrance Lease. PhotoDisc and the Marshall Building LLC, an entity of which Mr. Torrance is the Manager, have entered into a lease under which PhotoDisc leases the majority of the Marshall Building (46,957 total square feet). This lease has a term of five years and four months (which may be extended for a further five years at the option of PhotoDisc) beginning November 1, 1997, provides for rent at the weighted average rate of $13.47 per square foot per year, which the Company believes is a fair market rate, and under which Mr. Torrance pays a monthly service and maintenance fee of $1,375. In addition, PhotoDisc has made certain improvements to the Marshall Building in the amount of approximately $360,000 for which it is being reimbursed by a reduction in monthly lease payments ratably over the term of the lease. Interest on the outstanding amount is charged at a rate of 5.77% per annum.

     On June 1, 1999, PhotoDisc entered into a sublease agreement with Soma Corporation (now known as CVS Washington, Inc.) to sublease 34,108 square feet commencing on October 1, 1999, and an additional 3,281 square feet to commence on June 1, 2000. The term of the sublease shall end on February 27, 2003. The base rent for the sublease from October 1, 1999 through May 31, 2000 shall be $41,963.

     PhotoDisc paid an aggregate amount of $534,720 to Mr. Torrance for lease payments in 1999.

                      BOARD COMPENSATION COMMITTEE REPORT
                       ON EXECUTIVE COMPENSATION FOR 1999

     Compensation Committee Governance. The Compensation Committee of Getty Images was composed in 1998 of Messrs. Bailey, Garb and Sporborg. The Compensation Committee is responsible for the general compensation policies of the Company, and in particular is responsible for setting and administering the policies that govern senior executive compensation and administering the Company's equity-based employee compensation benefit plans. The Compensation Committee evaluates the performance of the Chief Executive Officer and Executive Chairman and reviews the compensation levels for all executive officers.

     Compensation Policies. The primary objectives of the Company's compensation policies and programs are (i) to attract and retain key executives, (ii) to reward performance by the executives which benefits the Stockholders of Getty Images and (iii) to align the financial interests of the Company's executive officers directly with those of the Stockholders. The primary elements of executive officer compensation are base salary, annual cash bonuses, and stock option grants. The salary is based on factors such as related experience, level of responsibility, and comparison to similar positions in comparable companies. The annual cash bonuses are based on the Company's performance measured against attainment of financial and other objectives, and on individual performance. Stock option grants are intended to align the executive officer's interest with those of the Stockholders, and are determined based on the executive officer's level of responsibility, number of options or shares previously granted, and contributions toward achieving the goals and objectives of the Company. The compensation paid to Mr. Klein as Chief Executive Officer and to Mark Getty as Executive Chairman were determined using the same criteria described above for executive officers generally. Additional information on each of these compensation elements follows.

     - Salaries. Base salaries for the executive officers are based on performance of the individual, increases in responsibility and salaries for similar positions. Comparisons are made to the total compensation packages of companies in the technology, internet, media and other related industries that are comparable in size and structure. Base salaries are generally in the range of median base salaries paid by such comparable companies to employees having duties and responsibilities similar to those of the executive officers.

     - Executive Bonus Plan. Annual bonuses are awarded on a discretionary basis and reflect both Company and individual performance. The Compensation Committee considers numerous qualitative and quantitative factors in determining these bonus awards, including individual performance, corporate and segment revenue and profit goals, performance and compensation levels of comparable companies.

     - Option Grants. Stock options are an integral part of executive officers compensation and are utilized by the Company to provide an incentive to the officer, and to align the interests of the executive with those of the Stockholders by providing him with a financial interest in the Company. In making grants, the Compensation Committee takes into account the executive officer's contributions to the Company, scope of responsibilities, salary and the number of options previously granted.

     All options granted by Getty Images following the consummation of the Transactions have been granted under, and governed by, the Plan, which was adopted by the Company in connection with the Transactions. Options granted by the Compensation Committee under the Plan have been made at fair market value (based on the average of the high and low prices of the Company's Common Stock on the date of grant), vest over a period of four years, 25% on the first anniversary of the grant date and monthly on a pro rata basis thereafter, and expire after ten years from the date of grant (with the exception of certain options granted to executive officers upon the consummation of the Transactions that became fully exercisable upon the first anniversary of the date of grant).

     Section 162(m). The Company did not have the deductibility of any compensation paid during 1999 disallowed under Section 162(m) of the Code.

                                          COMPENSATION COMMITTEE,

                                          Andrew S. Garb (Chairman)
                                          Christopher H. Sporborg
                                          James N. Bailey

                               PERFORMANCE GRAPH

     Set forth below is a graph comparing cumulative total stockholder returns on the Common Stock, the Nasdaq Stock Market Index of U.S. Companies (the "Nasdaq Market Index") and the S&P Photography/ Imaging Index (the "Image Index"). The graph assumes that $100 was invested on July 2, 1996 (the date of Getty Communications' initial public offering) in Getty Images (using Getty Communications initial offering price of $10.00 per share), and no payment or reinvestment of dividends, and is rounded to the nearest whole dollar. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                                                      GETTY IMAGES             NASDAQ MARKET INDEX             IMAGE INDEX
                                                      ------------             -------------------             -----------
7/2/96                                                     100                         100                         100
12/31/96                                                   150                         108                         102
12/31/97                                                   149                         132                         102
12/31/98                                                   172                         186                         133
12/19/99                                                   489                         327                          80

              SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than 10% of the Common Stock (collectively, "Reporting Persons") to file with the Commission initial reports of ownership and changes in ownership of the Common Stock. Reporting Persons are also required by Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

     To the Company's knowledge, based solely on its review of copies of such reports received by the Company, or on written representations from certain Reporting Persons that no other reports were required for such persons, the Company believes that during fiscal year 1999, all Section 16(a) filing requirements were satisfied on a timely basis, with the following exceptions:
(a) Bud Albers filed a late Form 3 in February 2000; (b) Suzanne Page filed a late Form 3 in February 2000; (c) The Cheyne Walk Trust filed a late Form 4 in February 2000 to report a distribution of Getty Images shares received from a venture capital fund in December 1999; (d) PDI, L.L.C. filed a late Form 4 in December 1999 to report sales of Getty Images securities in June 1999, and a distribution of Getty Images securities in June 1999 to Wade Ballinger, a member of PDI, L.L.C.; and (e) Mark Torrance filed a late Form 4 in December 1999 to report sales of Getty Images securities in June 1999.

                           PROPOSALS OF STOCKHOLDERS

     Proposals of Stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than March 1, 2001 to be considered for inclusion in the Company's 2001 proxy materials. Such proposals must meet the requirements of the rules of the Commission.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR ENDED DECEMBER 31, 1999, CONTAINING INFORMATION ON OPERATIONS, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE UPON REQUEST. PLEASE WRITE TO:

                         INVESTOR RELATIONS DEPARTMENT
                               GETTY IMAGES, INC.
                         701 N. 34TH STREET, SUITE 400
                           SEATTLE, WASHINGTON 98103

                            [Proxy Card]

1. To elect two (2) Class III directors for three-year terms.

   FOR all nominees listed below [ ]

   WITHHOLD authority to vote for all nominees listed below [ ]

   *EXCEPTIONS [ ]

Nominees: Jonathan D. Klein and Mark Torrance

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions ____________________________________________________________________

2. To ratify the appointment of PricewaterhouseCoopers as independent auditors of the Company for the 2000 fiscal year.

         FOR [ ]                AGAINST [ ]               ABSTAIN [ ]

3. To amend the Getty Images, Inc. 1998 Stock Incentive Plan, such that the maximum number of shares of Common Stock that may be issued under the Plan is increased from 10,000,000 shares to 13,000,000 shares.

         FOR [ ]                AGAINST [ ]               ABSTAIN [ ]


Change of Address and or Comments Mark Here [   ]

                                This proxy card should be signed by the
                                stockholder(s) exactly as his or her name(s) appear(s) hereon, dated and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both persons should sign.

                                Dated:_______________________________, 2000

                                ___________________________________________
                                                Signature
                                ___________________________________________
                                                Signature

                                VOTES MUST BE INDICATED IN BLACK OR BLUE INK.
                                [X]

PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS CARD.

================================================================================


                               GETTY IMAGES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 9, 2000

   The undersigned stockholder of Getty Images, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement with respect to the Annual Meeting of Stockholders of Getty Images, Inc. to be held at the headquarters of Getty Images, Inc. 701 North 34th Street, Suite 400, Seattle, WA 98103, on May 9, 2000 at 2:30 p.m., and hereby appoints Christopher J. Roling and Suzanne L. Page, and each of them, proxies and attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the undersigned would possess if personally present, to vote the Getty Images, Inc. Common Stock of the undersigned at such meeting and any postponements or adjournments of such meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting (and any such postponements or adjournments).

   THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE NOMINEES, FOR PROPOSALS 1, 2 AND 3 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

               IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE

                                          GETTY IMAGES, INC.
                                          P.O. BOX 11053
                                          NEW YORK, N.Y. 10203-0053



                                       2